Exhibit 99.m(2)(b)

AMENDMENT NO. 1

TO THE FIRST RESTATED

MASTER DISTRIBUTION PLAN

(Investor Class Shares)

The First Restated Master Distribution Plan (the “Plan”), effective as of July 1, 2004, and as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective December 20, 2007, as follows:

WHEREAS, the parties desire to amend the Plan to reflect the addition of Investor Class Shares of AIM Structured Core Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

THE FIRST RESTATED

MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

(DISTRIBUTION AND SERVICE FEES)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year.  Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

AIM COUNSELOR SERIES TRUST

Minimum
Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM Structured Core Fund	0.00%	0.25%	0.25%

AIM EQUITY FUNDS

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM Capital Development Fund	0.00%	0.25%	0.25%
AIM Large Cap Basic Value Fund	0.00%	0.25%	0.25%

AIM INTERNATIONAL MUTUAL FUNDS

Minimum
Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM International Core Equity Fund	0.00%	0.25%	0.25%

AIM INVESTMENT FUNDS

Minimum
Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM Global Health Care Fund	0.00%	0.25%	0.25%

AIM SECTOR FUNDS

	Minimum
	Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM Energy Fund	0.00%	0.25%	0.25%
AIM Financial Services Fund	0.00%	0.25%	0.25%
AIM Gold & Precious Metals Fund	0.00%	0.25%	0.25%
AIM Leisure Fund	0.00%	0.25%	0.25%
AIM Utilities Fund	0.00%	0.25%	0.25%

AIM STOCK FUNDS

Minimum
Asset
	Based	Maximum	Maximum
	Sales	Service	Aggregate
Portfolio – Investor Class Shares	Charge	Fee	Fee

AIM S&P 500 Index Fund	0.00%	0.25%	0.25	%”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December 20, 2007